Exhibit 99.1

US$	April 1 , 2011 Livingston, New Jersey

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, TREY RESOURCES, INC., a corporation incorporated under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of ____________, an individual with residing at ________________(the “Noteholder”), or as it may otherwise direct, on the Maturity Date (as defined below), the unpaid principal amount of the loan (the “Loan”) made by the Noteholder to the Borrower on the date hereof, as evidenced hereby, in the principal amount of                                                       .  The Borrower hereby promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rate provided for herein.

SECTION 1 .  Certain Terms Defined. The following terms for all purposes of this Promissory Note shall have the respective meanings specified below.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Collections” means, with respect to any asset, all cash collections, distributions, payments and other cash Proceeds in respect of such asset, including, without limitation, all Proceeds from any sale of disposition of such asset.

“Default” means any event which, with the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Event of Default” has the meaning given to it in Section 6.

“Maturity Date” means September 15, 2011.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

SECTION 2 .  Maturity of the Loan.  The Loan shall mature, and the principal amount thereof shall be due and payable (together with accrued but unpaid interest thereon), on the Maturity Date.

SECTION 3 .  Interest Payments.  The unpaid principal amount of the Loan shall bear interest at a rate per annum equal to seven percent (7.00%).  Such interest shall be payable on the Maturity Date.

Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) the maximum interest rate permitted by applicable law and (ii) twelve percent (12.00%) (the “Default Rate”).

Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 4 .  Optional Prepayments.  The Borrower may prepay the Loan in whole or in part at any time without penalty by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment.

SECTION 5 .  General Provisions as to Payments.  The payment of principal of and interest on the Loan by the Borrower hereunder shall be made not later than 12:00 Noon (New York City time) on the Maturity Date by cashier’s check or by wire transfer of immediately available funds to the Noteholder's account at a bank in the United States specified by the Noteholder in writing to the Borrower without reduction by reason of any set-off or counterclaim.

SECTION 6 .  Events of Default.  Each of the following events shall constitute an “Event of Default”:

a.	the principal or interest of the Loan shall not be paid within ten (10) Business Days of the date that such interest was due;

b.
a court shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower for any substantial part of the property of the Borrower or ordering the winding up or liquidation of the affairs of the Borrower, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

c.
the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of the property of the Borrower, or the Borrower shall make any general assignment for the benefit of creditors

If an Event of Default shall occur, the unpaid principal and accrued interest on the Loan shall become immediately due and payable without any declaration or other act on the part of the Noteholder.  Immediately upon the occurrence of any Event of Default the Noteholder, without any notice to the Borrower, which notice is expressly waived by the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Noteholder under this Promissory Note and any and all rights and remedies available to the Noteholder at law or in equity.

SECTION 7 .  Grant of Security.  In consideration of the Noteholder making and maintaining the Loan, and as collateral security for the prompt, complete and unconditional payment and performance of the obligations of the Borrower hereunder, the Borrower hereby pledges, hypothecates, assigns, transfers sets over and delivers to and grants to the Noteholder a continuing lien upon and security interest in, all of the Borrower’s right, title and interest in, to and under the following assets and properties, whether now owned or existing or hereafter arising or acquired and wheresoever located (the items specified in clauses (i) through) (v) below, collectively, the “Assigned Collateral”):

(i.)	all of the assets of the Borrower, including all Collections in respect thereof;

(ii.)	all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the property described in clause (i);

(iii.)
 all accounts, contracts rights, documents, instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the assets investments and property described in clause (i);

(iv.)
all security interests, liens, collateral, property, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and property describe in clause (i); and

(v.)	all Proceeds of any an all of the foregoing.

SECTION 8 .  Further Assurances.  The Borrower hereby agrees that, from time to time upon the written request of the Noteholder, the Borrower will execute and deliver such further documents and do such other acts and things as the Noteholder may reasonably request in order to fully effect the purposes of this Promissory Note and to protect and preserve the priority and validity of the security interests granted hereunder.

SECTION 9 . Rights and Remedies.  (a) The Noteholder shall have all of the rights and remedies of a secured party under the UCC and other applicable laws.  Upon the occurrence and during the continuance of an Event of Default, the Noteholder or its designees may (i) instruct the Borrower to deliver any or all of the Assigned Collateral to the Noteholder or its designees and otherwise give all instructions for the Borrower regarding such Assigned Collateral; and (ii) sell or otherwise dispose of the Assigned Collateral; and (iii) take control of the Proceeds of any Assigned Collateral.  The Borrower hereby agrees that upon the occurrence and during and during the continuance of an Event of Default, at the request of the Noteholder it shall execute all documents and agreements which are necessary or appropriate to have the Assigned Collateral assigned to Noteholder or its designee.

SECTION 10 . Notices.  All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to such party at the address, facsimile number or email address set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto.  Any notice sent by facsimile or electronic transmission shall be confirmed by letter dispatched as soon as practicable thereafter.

If to the Borrower:

Trey Resources, Inc.

5 Regent Street

Livingston, NJ  07039

Facsimile No.: 973-758-6120

Telephone No.:973-758-6100

Email: mark.meller@swktech.com

Attention: Mark Meller

If to the Noteholder:

Facsimile No.:

Telephone No.:

Email:

Every notice or other communication shall, except so far as otherwise expressly provided by this Guaranty, be deemed to have been received (provided that it is received prior to 2 p.m. local time; otherwise it shall be deemed to have been received on the next following Banking Day) (i) if given by facsimile or electronic transmission, on the date of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Banking Day in such locality) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

SECTION 11 .  Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Event Of Default.   No right or remedy herein conferred upon or reserved to the Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Promissory Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Noteholder.

SECTION 12 .  Transfers.  The parties may not transfer or assign this Promissory Note nor any right or obligation hereunder to any person or entity without the prior written consent of the other party.

SECTION 13 .  Modification.  This Promissory Note may be modified only with the written consent of both the Borrower and the Noteholder.

SECTION 14 .  Expenses.  The Borrower agrees to pay to the Noteholder all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Promissory Note.

SECTION 15 .  Miscellaneous.  This Promissory Note shall be deemed to be a contract under the laws of the State of New Jersey, and for all purposes shall be construed in accordance with the laws of said state without regard to conflict of law principles.  The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Promissory Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.  The Section headings herein are for convenience only and shall not affect the construction hereof.  Any provision of this Promissory Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  This Promissory Note shall bind the Borrower and his or her heirs, administrators, executors, personal representatives and permitted assigns.  The rights under and benefits of this Promissory Note shall inure to the Noteholder and its successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed on the date indicated below.

Date:  April __, 2011

TREY RESOURCES, INC.

By:__________________________

Name:  Mark Meller

Title:    Chief Executive Officer